EXHIBIT 99.1

Qumu Appoints Rose Bentley as the Company’s New President and Chief Executive Officer

Minneapolis, MN – April 18, 2022 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology, has appointed current Chief Operating Officer Rose Bentley as its new President and Chief Executive Officer, effective April 16, 2022. Bentley succeeds TJ Kennedy, who is leaving the company to pursue an opportunity with a company in the public safety industry. Bentley’s election to the Qumu Board of Directors will become effective concurrently with her appointment as CEO.

“On behalf of the board of directors, I would like to thank TJ for his contributions in transforming Qumu into a leading cloud-first company. We wish TJ all the best in his future pursuits,” said Chair of the Board Neil E. Cox. “With the Qumu organization unified around a common vision for its transformation, it’s the right time to hand over the reins to Rose, a proven and capable operator with sector expertise, clear business vision and the ability to bring people together. The board is confident that Rose, together with the rest of the Qumu leadership team, will ensure strong execution of our strategy to scale our cloud offerings and deliver SaaS revenue growth.”

Kennedy commented: “When I joined Qumu in 2020, my primary objective was to transform the business into a subscription-driven growth company and to position us for greater success in the enterprise video space. As of today, I can proudly say that we’ve met that objective. Having worked closely with Rose for most of my tenure on the execution of this transformation, I am confident she is the ideal leader for Qumu’s next chapter. Rose has done an excellent job executing on Qumu’s go-to-market strategy focused on partnering with leading resellers and distributors to extend enterprise video. I strongly believe Qumu’s best days are ahead, and I am excited to watch Rose scale the company to its next level of growth.”

Bentley joined Qumu as COO in March 2021. Since that time, she has spearheaded Qumu’s partner-led sales motions and customer success efforts, which were key to securing new logos, deeper customer relationships, higher retention, and cloud conversions. In 2021, Qumu’s partner-generated revenue grew 25% year-over-year and accounted for more than 30% of the company’s total revenue in 2021.

Bentley added: “I am excited to lead Qumu at such an important moment – for both Qumu and the industry. As remote and hybrid work becomes the norm, the need for an enterprise video platform that can provide the security, performance, features and ease of administration has never been greater. The progress we’re making with partners and strategic alliances continues to gain momentum, demonstrated by the new customer and expansion sales to large enterprises we secured in the first quarter. As we continue to transform our business, we remain focused on generating robust SaaS revenue growth, which will be driven by new customer and expansion bookings sourced through the channel in 2022. Qumu is executing against a tremendous opportunity, and I look forward to working with the team to ensure Qumu reaches its full potential.”

Prior to joining Qumu, Bentley held leadership roles at several SaaS technology companies, with an extensive background of revitalizing, scaling, and driving business growth. At Teradata, Bentley led operations and go-to-market strategy for the $1.8 billion revenue analytics company, growing partner sales and accelerating the shift from perpetual license to subscription-based revenue of over 90% in the cloud. She also led global sales and customer success at CloudCherry, which put the customer experience company in position to be acquired by Cisco Webex. Bentley also previously led sales and customer success for Satmetrix and Lyris.

About Qumu Corporation

Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, control, deliver, experience and analyze live and asynchronous video at scale. Backed by an experienced team of software and video experts, Qumu’s software enables globally distributed organizations to drive employee, customer and partner engagement, modernizing business by providing more efficient and effective ways to communicate and collaborate.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the company’s future revenue and operating performance, future product mix, the demand for the company’s products or software, or the success of go-to-market strategies or the other initiatives in the company’s strategic plan. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

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Qumu Investor Contact:

Matt Glover or Tom Colton

Gateway Investor Relations

QUMU@gatewayir.com

+1-949-574-3860